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                                                                    EXHIBIT 5.1

 [LETTERHEAD OF CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP]

                                  July 31, 2000

Youbet.com, Inc.
1950 Sawtelle Boulevard
Suite 180
Los Angeles, CA 90025

     Re:  REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-39488)

Ladies and Gentlemen:

     You have requested our opinion in connection with the registration of the offer and sale of 4,393,134 shares (the "Shares") of common stock and common stock issuable on exercise of outstanding stock purchase warrants, $0.001 par value per share, of Youbet.com, Inc., a Delaware corporation (the "Company'), by certain of its stockholders. The Shares are the subject of the Company's Registration Statement on Form S-3 (File No. 333-39488), as amended (the "Registration Statement").

     We have acted as counsel for the Company in connection with the Registration Statement. You have requested our opinion in connection with the Registration Statement. We have examined and relied upon copies, unless otherwise stated, of the following documents: (i) the Certificate of Incorporation and By-laws of the Company, as amended to date; (ii) the Registration Statement (together with the Prospectus forming a part thereof); and (iii) such other documents, instruments and agreements as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In rendering our opinion herein, we have assumed, with your permission: the genuineness and authenticity of all signatures on original documents submitted to us; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies or facsimiles; the continued accuracy of all certificates and other documents from public officials dated earlier than the date of this letter; the Registration Statement being declared effective by the Securities and Exchange Commission; the issuance by any necessary regulatory agencies of appropriate permits, consents, approvals, authorizations and orders relating to the offering and sale of the Shares; the exercise of the warrants in accordance with their terms; and the offer and sale of the Shares being made in the manner set forth in the Registration Statement and pursuant to said permits, consents, approvals, authorizations and orders. In addition, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.

     Our opinions herein are limited to the General Corporation Law of the State of Delaware (based upon the latest unofficial compilation thereof available to us) and the federal laws of the United States. We express no opinion whatsoever with respect to the


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laws of any other jurisdiction and can assume no responsibility for the applicability or effect of any such laws. In addition, please be advised that a partner and an attorney having an "of counsel" relationship with Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP own an aggregate of 90,000 shares of the Company's common stock.

     Based on and subject to the foregoing, it is our opinion that the Shares, when issued, will be validly issued, fully paid and non-assessable.

     This opinion is addressed solely to the Company, and no one else has the right to rely upon it, nor may anyone release it, quote from it, or employ it in any transaction other than those discussed herein without the written consent of the undersigned; however, the undersigned hereby consents to the filing of this opinion as an exhibit to, and the references to the undersigned contained in, the Registration Statement.


                                Very truly yours,



         CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP